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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-142358 of MarkWest Energy Partners, L.P. on Form S-3 of our reports dated March 6, 2007 (which reports (1) express an unqualified opinion on the financial statements, (2) express an unqualified opinion on management's assessment regarding the effectiveness of internal control over financial reporting, and (3) express an adverse opinion on the effectiveness of internal control over financial reporting), relating to the financial statements of MarkWest Energy Partners, L.P., and management's report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of MarkWest Energy Partners, L.P., for the year ended December 31, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
May 29, 2007

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM